                                                      REGISTRATION NO. 001-12275

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                  FORM 10/A-1


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
               PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             COGNIZANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                   DELAWARE                                     06-145069
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

               200 NYALA FARMS                                    06897
            WESTPORT, CONNECTICUT                               (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (203) 222-4200

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                       NAME OF EACH EXCHANGE ON WHICH
  TITLE OF EACH CLASS TO BE SO REGISTERED              EACH CLASS IS TO BE REGISTERED
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   Common Stock, par value $.01 per share                 New York Stock Exchange

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      NONE

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ITEM 1.  BUSINESS.

     The information required by this item is contained under the sections "Cognizant Business", "Cognizant Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Cognizant Corporation
Financial Statements of the Information Statement dated October   , 1996
included herewith as Exhibit 2.1 (the "Information Statement") and such sections are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION.

     The information required by this item is contained under the sections "Cognizant Selected Financial Data" and "Cognizant Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

     The information required by this item is contained under the section "Cognizant Business -- Properties" of the Information Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this Item is contained under the section "Cognizant Security Ownership by Certain Beneficial Owners and Management" of the Information Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this item is contained under the sections "Cognizant Management and Executive Compensation -- Cognizant Board of Directors" and "-- Cognizant Executive Officers" of the Information Statement and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

     The information required by this item is contained under the section "Cognizant Management and Executive Compensation" of the Information Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this Item is contained under the section "Relationship Among D&B, Cognizant and ACNielsen After the Distribution" of the Information Statement and such section is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS.

     The information required by this item is contained under the section "Cognizant Business -- Legal Proceedings" of the Information Statement and such section is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The information required by this item is contained under the sections "The Distribution -- Listing and Trading of Cognizant Common Stock and ACNielsen Common Stock", "Relationship Among D&B, Cognizant and ACNielsen After the Distribution -- Employee Benefits Agreement", "Dividend Policy", "Cognizant Management and Executive Compensation" and "Description of Cognizant Capital Stock" of the Information Statement and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     On January 3, 1996, as part of its original incorporation, the Registrant issued 100 shares of its common stock, for a total consideration of $1.00, to The Dun & Bradstreet Corporation, which is and will be the Registrant's sole stockholder until the Distribution Date as defined and described in the section "The Distribution" of the Information Statement, and such section is incorporated herein by reference. Subsequent to the Distribution, The Dun & Bradstreet Corporation will hold no capital stock of the Registrant.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this item is contained under the section "Description of Cognizant Capital Stock" of the Information Statement and such section is incorporated herein by reference, except for the information under the caption "Cognizant Rights Plan", which is not incorporated by reference herein as the Cognizant preferred share purchase rights and shares of Series A Junior Participating Preferred Stock described under such caption will be registered separately on a Registration Statement on Form 8-A.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this item is contained under the section "Description of Cognizant Capital Stock -- Indemnification and Limitation of Liability for Directors and Officers" of the Information Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this item is identified in the section "Index to Financial Statements -- Cognizant Corporation" and is contained in the section "Financial Statements -- Cognizant Corporation" of the Information Statement and such sections are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS.

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

     The information required by this item is contained in (i) the "Index to Financial Statements" on page F-1 of the Information Statement and such information is incorporated herein by reference, and (ii) Schedule II- "Valuation and Qualifying Accounts" to this Registration Statement.

     (b) Exhibits

     The following documents are filed as exhibits hereto:


EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
  2.1     Information Statement dated as of October   , 1996
  3.1     Form of Restated Certificate of Incorporation of Cognizant Corporation*
  3.2     Form of Amended and Restated By-laws of Cognizant Corporation*
  4.1     Specimen Common Stock certificate*
 10.1     Form of Distribution Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.2     Form of Tax Allocation Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.3     Form of Employee Benefits Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.4     Form of Intellectual Property Agreement between and among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 10.5     Form of Shared Transaction Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.6     Form of Data Services Agreement among The Dun & Bradstreet Corporation, Cognizant
          Corporation and ACNielsen Corporation*
 10.7     Form of Transition Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.8     Form of TAM Master Agreement between Cognizant Corporation and ACNielsen Corporation*
 10.9     Form of Indemnity and Joint Defense Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 21       List of Subsidiaries of Cognizant Corporation*
 27       Financial Data Schedule of Cognizant Corporation*
 99.1     Chairman's Letter to Stockholders of The Dun & Bradstreet Corporation*
 99.2     Form of Rights Agreement between Cognizant Corporation and First Chicago Trust
          Company of New York, as Rights Agent*


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* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          COGNIZANT CORPORATION

                                          By: /s/  STEPHEN BOATTI

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                                            Name:  Stephen Boatti
                                            Title:   Vice President


Date: October 9, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Cognizant Corporation:

Our report on the combined financial statements of Cognizant Corporation (a wholly-owned subsidiary of The Dun & Bradstreet Corporation), as defined in the notes to the combined financial statements, as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, is included in this Form 10 on page F-2 of the Information Statement. In connection with our audits of such financial statements, we have also audited the related financial statement schedule set forth on page 7 of this Form 10.

In our opinion, the financial statement schedule referred to above when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                          COOPERS & LYBRAND L.L.P.


Stamford, Connecticut
September 16, 1996

                                                                     SCHEDULE II

                             COGNIZANT CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
               FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                     COL. C
                                                        COL. B     ----------                    COL. E
                                                       ---------                                ---------
                                                        BALANCE    ADDITIONS       COL. D        BALANCE
                                                       BEGINNING   CHARGED TO   -------------    AT END
                       COL. A                          OF PERIOD   OPERATIONS   DEDUCTIONS(A)   OF PERIOD
-----------------------------------------------------  ---------   ----------   -------------   ---------
Allowance for doubtful accounts:
  For the Year Ended December 31, 1995...............   $10,839      $3,310        $ 2,703       $ 11,446
                                                        =======      ======         ======        =======
  For the Year Ended December 31, 1994...............   $ 7,641      $3,951        $   753       $ 10,839
                                                        =======      ======         ======        =======
  For the Year Ended December 31, 1993...............   $ 4,875      $3,124        $   358       $  7,641
                                                        =======      ======         ======        =======

Note:
(a) Represents primarily the charge-off of uncollectible accounts for which a reserve was provided.

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                      DESCRIPTION                                     PAGE
-------   ------------------------------------------------------------------------------  ------
  2.1     Information Statement dated as of October   , 1996
  3.1     Form of Restated Certificate of Incorporation of Cognizant Corporation*
  3.2     Form of Amended and Restated By-laws of Cognizant Corporation*
  4.1     Specimen Common Stock certificate*
 10.1     Form of Distribution Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.2     Form of Tax Allocation Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.3     Form of Employee Benefits Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.4     Form of Intellectual Property Agreement between and among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 10.5     Form of Shared Transaction Services Agreement among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 10.6     Form of Data Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.7     Form of Transition Services Agreement among The Dun & Bradstreet Corporation,
          Cognizant Corporation and ACNielsen Corporation*
 10.8     Form of TAM Master Agreement between Cognizant Corporation and ACNielsen
          Corporation*
 10.9     Form of Indemnity and Joint Defense Agreement among The Dun & Bradstreet
          Corporation, Cognizant Corporation and ACNielsen Corporation*
 21       List of Subsidiaries of Cognizant Corporation*
 27       Financial Data Schedule of Cognizant Corporation*
 99.1     Chairman's Letter to Stockholders of The Dun & Bradstreet Corporation*
 99.2     Form of Rights Agreement between Cognizant Corporation and First Chicago Trust
          Company of New York, as Rights Agent*


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* Previously filed.